Exhibit 32.1
                                                                   -------------

      Certification by Chief Executive Officer and Chief Financial Officer
           Pursuant to Section 906 of the Sarbanes - Oxley Act of 2002

Each of the undersigned hereby certifies that this Quarterly Report on Form 10-Q complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

This  13th  day  of  August,  2003.


/s/  R.  Daniel  Blanton
------------------------
R.  Daniel  Blanton
President  &
Chief  Executive  Officer
(Principal  executive  officer)

/s/  Ronald  L.  Thigpen
-------------------------
Ronald  L.  Thigpen
Executive  Vice  President  &
Chief  Operating  Officer
(Principal  financial  officer)


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